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                  MINERAL PROPERTY OPTION AMENDING AGREEMENT


            THIS AGREEMENT dated for reference June 30, 2005.


BETWEEN:

            LARRY SOSTAD, of 470 Granville Street, Suite 818, Vancouver, British Columbia, V6C 1C5;

                  ("SOSTAD")

                                                              OF THE FIRST PART

AND:

                  SCALA MINERALS INC., a body corporate, duly incorporated under the laws of the State of Nevada and having its head office at 318 Homer Street, Suite 400, Vancouver, British Columbia,
                  V6B 2V2;

                  ("SCALA")

                                                             OF THE SECOND PART

W H E R E A S:

A. Sostad and Scala entered into a Mineral Property Option Agreement dated July 6, 2004 (the "Agreement"), whereby Sostad granted to Scala an option to purchase a 100% undivided right, title and interest in and to the Shore mineral claims;

B. Sostad and Scale both desire that the Agreement be amended as set forth below;

NOW THEREFORE IN CONSIDERATION of the payment of TEN DOLLARS ($10.00) by each party to the other, the receipt and sufficiency of which is hereby acknowledged, and other good and valuable consideration, including the premises, mutual covenants and agreements herein contained, the parties hereto agree to amend the Agreement as follows:

1. Subparagraphs 4.1(b) be and is hereby deleted in their entirety and replaced with the following:

"4.1       In order to keep the Option granted to Scala in  respect of the Claim in good standing and in force and effect, Scala shall be obligated to:

                  Expenditure Commitments
                  -----------------------

         (b) incur, or cause to be incurred, exploration and development work on the Claim totalling at least $155,000 by July 1, 2007, which work shall be conducted by Scala under the direction of a qualified geologist or project engineer, as follows:

                  (i) $10,000 in expenditures on the Claim by January 1, 2006;

                  (ii) an additional $45,000 in expenditures on the Claim by July 1, 2006; and

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                  (iii)    an additional  $100,000 in expenditures  on the Claim
                           by July 1, 2007."


2. All references to multiple mineral claims in the Agreement shall now apply to the sole mineral claim comprising the Claim, reflecting the conversion of the Claim under British Columbia law.

3. All of the terms and conditions of the Agreement, except as amended or modified hereby, remain in full force and effect.


                  IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

                                           SCALA MINERALS INC.

/s/ Larry Sostad                           per: /s/ Elena Krioukova
--------------------------                 --------------------------
Larry Sostad                               Elena Krioukova, President

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                                 SCHEDULE "A"
                                 ------------

        TO THAT CERTAIN AGREEMENT MADE AS OF JUNE 30, 2005 BETWEEN LARRY
                         SOSTAD AND SCALA MINERALS INC.


The Shore claims consist of a total of one mineral claim located in the Nicola Mining Division, British Columbia, Canada with tenure number 508344 and consists of 186.296 hectares. The claims are registered in the name of David Heyman who holds the claims in trust pursuant to the terms of the option agreement, as amended.